ACKNOWLEDGEMENT AND AGREEMENT


         With respect to the Investment Agreement entered into as of December 22, 2000, by and among E-Rex, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following [unless otherwise noted, capitalized terms shall have the meanings set forth in the Investment Agreement between the parties]:

         In Section 3.3.3 of the above described Investment Agreement, Swartz represented to the Company that Swartz ". . . is entering into this Agreement for its own account and the Investor has no present arrangement or intention to sell the security represented by this Agreement to or through any person or entity, has no present arrangement (whether or not legally binding) to sell the Common Stock to or through any person or entity and has no present intention to sell such Common Stock to or through any person or entity. . ."


         Notwithstanding the foregoing representation, the Company acknowledges that the Investor may sell the Put Shares any time, and from time to time, after the Put Date for such shares, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.

         The Company further acknowledges that Investor may elect to hold the Securities for various periods of time, as permitted by the terms of the Investment Agreement between the parties, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by Investor once registered or exempt from registration or regarding Investor's trading history or investment strategies.

         The Company further acknowledges that it is relying on its own analysis, and the consultation of its own legal counsel, regarding the interpretation and enforceability of the terms and conditions of the Investment Agreement and related documents and the transactions represented thereby.

         Furthermore, the Company agrees to present the proposed final registration statement to be filed pursuant to the terms of the Registration Rights Agreement entered into in conjunction





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with the Investment Agreement to Swartz for its review at least five (5)
business days prior to the proposed filing date, and to obtain Swartz's final comments to the registration statement before filing it with the SEC.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 22nd day of December, 2000.


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E-REX, INC.                                                  INVESTOR:
                                                             SWARTZ PRIVATE EQUITY, LLC.


By: ________________________________                         By: ________________________________
         Carl E. Dilley, President & CEO                              Eric S. Swartz, Manager



E-Rex, Inc.                                                  300 Colonial Center Parkway
8890 Coral Way, Suite 220                                    Suite 300
Miami, FL 33165                                              Roswell, GA  30076
Telephone: (305) 554-9903                                    Telephone: (770) 640-8130
Facsimile:  (305) 552-5149                                   Facsimile:  (770) 640-7150

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